EXHIBIT 99.1

BroadVision Announces First Quarter 2009 Results

REDWOOD CITY, Calif., April 28, 2009 (GLOBE NEWSWIRE) -- BroadVision, Inc. (Nasdaq:BVSN), a global provider of strategic e-business solutions, today reported financial results for its first quarter ended March 31, 2009. Revenues for the first quarter were $8.0 million, compared with revenues of $9.7 million for the fourth quarter ended December 31, 2008 and $10.0 million for the comparable quarter of 2008.

License revenue for the first quarter of 2009 was $2.9 million versus $3.6 million for the prior quarter and $4.0 million for the comparable quarter of 2008. The majority of the first quarter license revenue was generated from the Company's core BroadVision(r) Business Agility Suite(tm), Commerce Agility Suite(tm) and eMerchandising(tm) solutions from customers including, Techtree IT System, ClubMed, SPX, Siemens Medical Solutions USA, Inc. and We@Service and several other brand name global customers.

In the first quarter of 2009, BroadVision posted net loss on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $626,000, or $0.14 per basic and diluted share, as compared with GAAP net loss of $22.1 million, or $5.04 per basic share and diluted share, for the fourth quarter of 2008 and GAAP net income of $5.4 million, or $1.23 per basic share and $1.21 per diluted share, for the comparable quarter of 2008. The GAAP net loss in the fourth quarter of 2008 included a charge related to the impairment of goodwill of $25.1 million.

Non-GAAP measure net loss for the first quarter of 2009 was $336,000, or $0.07 per basic share and diluted share, compared with non-GAAP measure net income of $2.8 million, or $0.64 per basic and diluted share, in the fourth quarter of 2008 and non-GAAP measure net income of $3.1 million, or $0.70 per basic share and $0.69 per diluted share, for the comparable quarter of 2008. These non-GAAP measure results exclude restructuring credit, goodwill impairment charges, stock compensation expense under SFAS 123(R) and revaluation of warrant liabilities. A reconciliation of these pro-forma figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of March 31, 2009, the Company had $61.1 million of cash and cash equivalents and short-term investments, compared to a combined balance of $61.9 million as of December 31, 2008.

"Q1 was a difficult quarter across the board as the global recession impacted enterprise IT spending in a major way. Despite that, we felt fortunate to be able to generate a small (4.7%) profit margin on an operating basis," said Dr. Pehong Chen, President and CEO, BroadVision. "With a solid balance sheet, rigorous discipline in cost control, and a strong product portfolio, we are heads-down, focused on delivering value in new solutions and services to our customers and are confident that we can thrive through the current downturn and come out stronger."

Conference Call Information

BroadVision management will host a conference call today, Tuesday, April 28, 2009, at 2:00 PM PDT. The conference call may be accessed by dialing: 1-866-439-4712, with pin code 997724#. Callers outside North America should call +1-212-457-9845 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company's website until it releases its second quarter 2009 financial results.

About BroadVision

Driving innovation since 1993, BroadVision is a global provider of strategic e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users and generating billions of dollars in business value, including Ausillium, Baker Hughes, BlueCross/BlueShield, Canon, ClubMed, EFG Bank, Epson America, Fiat, Hilti, Honeywell, Iberia, Indian Railways Catering and Tourism Company, Lockheed Martin, Oreck Corporation, PETCO, Siemens, SINA, Sony, Verifone, Vodafone, Xerox and more, rely on BroadVision as their solution of choice for e-business.

For more information about BroadVision, Inc., call 1-650-331-1000; e-mail mediarelations@broadvision.com or visit http://www.broadvision.com.

The BroadVision logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5621

BroadVision, Business Agility Suite, Commerce Agility Suite and eMerchandising are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, BroadVision's financial positioning and competitiveness, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

                   BROADVISION, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                             March 31     December 31
                                               2009          2008
                                           ------------  -------------
                                           (Unaudited)

 ASSETS

 Current assets:
   Cash, cash equivalents
    and short-term investment              $     61,146  $      61,888
   Other current assets                           7,950         10,772
                                           ------------  -------------
  Total current assets                           69,096         72,660
 Other non-current assets                         1,944          2,077
                                           ------------  -------------
 Total assets                              $     71,040  $      74,737
                                           ============  =============
 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities                       $     18,945  $      21,590
 Other non-current liabilities                    2,077          2,429
                                           ------------  -------------
  Total liabilities                              21,022         24,019
 Total stockholders' equity                      50,018         50,718
                                           ------------  -------------
 Total liabilities and stockholders'
  equity                                   $     71,040  $      74,737
                                           ============  =============

                   BROADVISION, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share data)
                               (unaudited)

                                               Three Months Ended
                                                    March 31,
                                           ---------------------------
                                               2009          2008
                                           ------------  -------------
 Revenues:
 Software licenses                         $      2,852  $       3,977
 Services                                         5,149          6,053
                                           ------------  -------------
  Total revenues                                  8,001         10,030

 Cost of revenues:
 Cost of software licenses                            6              7
 Cost of services                                 1,964          2,253
                                           ------------  -------------
  Total cost of revenues                          1,970          2,260

 Gross profit                                     6,031          7,770

 Operating expenses:
 Research and development                         2,168          2,337
 Sales and marketing                              2,036          1,885
 General and administrative                       1,451          1,698
 Restructuring (credit)                              (2)           (18)
                                           ------------  -------------
  Total operating expenses                        5,653          5,902
                                           ------------  -------------

 Operating income                                   378          1,868

 Other (expense) income, net                      (863)          3,776
                                           ------------  -------------

 (Loss) Income before provision for income
  taxes                                            (485)         5,644

 Provision for income taxes                        (141)          (283)
                                           ------------  -------------
 Net (loss) income                         $       (626) $       5,361
                                           ============  =============

 Basic (loss) income per share             $      (0.14) $        1.23
 Diluted (loss) income per share           $      (0.14) $        1.21

 Shares used in computing:
 Weighted average shares-basic                    4,381          4,358
 Weighted average shares-diluted                  4,381          4,413

                   BROADVISION, INC. AND SUBSIDIARIES
   NON-GAAP MEASURE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                             (unaudited)

                                               Three Months Ended
                                          ----------------------------
                                           Mar. 31   Dec. 31   Mar. 31
                                            2009      2008       2008
                                          --------  --------  --------
 Revenues:
 Software licenses                        $  2,852  $  3,616  $  3,977
 Services                                    5,149     6,036     6,053
                                          --------  --------  --------
  Total revenues                             8,001     9,652    10,030
 Cost of revenues:
 Cost of software licenses                       6         6         7
 Cost of services                            1,936     2,230     2,216
                                          --------  --------  --------
  Total cost of revenues                     1,942     2,236     2,223
                                          --------  --------  --------

 Gross profit                                6,059     7,416     7,807
 Operating expenses:
 Research and development                    2,065     2,265     2,298
 Sales and marketing                         1,984     1,911     1,831
 General and administrative                  1,373     1,370     1,643
                                          --------  --------  --------
  Total operating expenses                   5,422     5,546     5,772
                                          --------  --------  --------
 Non-GAAP measure operating income             637     1,870     2,035
 Other (loss) income, net                     (832)    1,148     1,322
                                          --------  --------  --------
 Non-GAAP measure (loss) income before
  provision for income taxes                  (195)    3,018     3,357

 Provision for income taxes                   (141)     (192)     (283)
                                          --------  --------  --------
 Non-GAAP measure net (loss) income       $   (336) $  2,826  $  3,074
                                          ========  ========  ========
 Basic non-GAAP measure net (loss) income
  per share                               $  (0.07) $   0.64  $   0.70
 Diluted non-GAAP measure net (loss)
  income per share                        $  (0.07) $   0.64  $   0.69
 Shares used in computing basic non-GAAP
   measure net (loss) income per share       4,381     4,382     4,358
 Shares used in computing diluted
  non-GAAP measure net (loss) income
  per share                                  4,381     4,382     4,413

                   BROADVISION, INC. AND SUBSIDIARIES
      RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET INCOME
                       (unaudited; in thousands)

                                              Three Months Ended
                                       -------------------------------
                                        Mar. 31    Dec. 31     Mar.31
                                         2009       2008        2008
                                       ---------  ---------  ---------

 Net (loss) income, U.S. GAAP          $    (626) $ (22,095) $   5,361
  Non-GAAP measure adjustments:
  Restructuring (credit)                      (2)        (9)       (18)
  Goodwill impairment                          0     25,066          0
  SFAS 123R Expense (1)                      261        244        185
  Revaluation of warrants liabilities
   (2)                                        31       (380)    (2,454)
                                       ---------  ---------  ---------
 Non-GAAP measure net (loss) income    $    (336) $   2,826  $   3,074
                                       =========  =========  =========

 (1) Included as a component of cost of service and operating expense for each period presented.

 (2) Included as a component of other (loss) income, net, for each period presented.

CONTACT:  BroadVision, Inc.
          Investor Relations
          Andrew Hub
          650-331-1000
          ir1@broadvision.com